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                          1997 STOCK COMPENSATION PLAN

                                   EXHIBIT 10


                        MEDICAL DEVICE TECHNOLOGIES, INC.

                          1997 STOCK COMPENSATION PLAN

     The purpose of the 1997 Stock Compensation Plan (the "Plan"), as adopted effective January 10, 1997, is to promote the growth of the Company by providing flexibility in compensating selected employees and non-employee consultants and advisors who are closely associated with the Company and whose services the Company deems necessary and appropriate for the development and marketing of the Company's products.

                                   ARTICLE I

                                  DEFINITIONS

Whenever  used in the  Plan,  the
following  terms shall have the meanings set forth in this Section:

Section 1.1

"Award" means any grant of Common Stock made under the Plan.

Section 1.2

"Board of  Directors"  means the Board of Directors of the Company.

Section 1.3

"Code"  means  the  Internal  Revenue  Code of 1986,  as  amended.

Section  1.4

     "Committee" means the Stock Award Committee of the Board of Directors, appointed as provided in Section 6.1 hereof, or if such committee has not been established, the Board of Directors. The members of the committee are Mr. M. Lee Hulsebus and Mr. Thomas E. Glasgow.

Section 1.5

     "Common Stock" means the common stock, par value $0.15 per share, of Medical Device Technologies, Inc. Section 1.6 "Company" means Medical Device Technologies, Inc., ICP Corporation and any other Subsidiary of Medical Device Technologies, Inc.

Section  1.7

     "Date of Award" means the day the Committee authorizes an Award or such later date as may be specified by the Committee as the date a particular Award will become effective.

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Section 1.8

     "Employee" means any employee, consultant, advisor, officer or director who renders Services to the Company (including, without limitation, any person employed by the Company in a key capacity; an officer or director of the Company, a person or company engaged by the Company as a technical or non-technical consultant; or a lawyer, law firm, accountant or accounting firm).

Section 1.9

     "Service means bona fide services actually rendered to the Company and/or a Subsidiary in connection with the business of those entities as determined by the Committee, provided, however, that Services shall not include any services rendered in connection with the offer or sale of securities in a capital raising transaction. Services shall not include contingent services or services to be rendered in the future.

Section 1.10

     "Subsidiary" means any corporation in an unbroken chain of corporations beginning with Medical Device Technologies, Inc. if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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                                   ARTICLE II

                           EFFECTIVE DATE OF THE PLAN

Section 2.1

     The Effective Date of the Plan is January 10, 1997.

                                  ARTICLE III

                             SHARES SUBJECT TO PLAN

Section 3.1

Shares  Subject to Plan

     The aggregate shares of the Company's $0.15 par value Common Stock which may be awarded under the Plan shall not exceed Seven Hundred Fifty Thousand (750,000) shares (the "Shares").


Section 3.2

Changes in Company's Shares

     In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares to be issued under the Plan following such event. However, no adjustments shall be made as to shares awarded under the Plan prior to such event.

                                   ARTICLE IV

                                AWARDS OF SHARES

Section 4.1

Eligibility

     Any Employee shall be eligible to be granted shares. However, no Shares shall be granted to any Employee who owns or would, as a result of the Award, own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

Section 4.2

Granting  of Shares

(a) The  Committee  shall from time to time,  in its  absolute  discretion:

(1) Determine  which  Employee(s)  in its  opinion  should be  awarded  Shares;
(2) Determine  the  number of  Shares to be  awarded  to such  Employee(s); and
(3) Determine the terms and conditions of such Shares award, consistent with the Plan.

(b) Upon the selection of an Employee to be awarded Shares the Committee shall instruct the Company's Secretary to issue such Shares and may impose such conditions on the issuance of such Shares as it deems appropriate.

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                                    ARTICLE V
                               ISSUANCE OF SHARES

Section 5.1

Conditions to Issuance of Stock Certificates

     The Shares issuable and deliverable under the Plan may be either previously authorized but unissued Common Stock or issued Common Stock which has then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for Shares prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such series or class of stock is then listed; and

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) Compliance with any additional conditions imposed by the Committee pursuant to Section 5.3, Section 6.5, or otherwise as provided under the Plan.

Section 5.2

Rights as  Shareholders

     The holders of any award of Shares hereunder shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any Award of Shares under the Plan unless and until certificates representing such Shares have been issued by the Company to such holders.

Section 5.3

Transfer Restrictions

     The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the Shares issued pursuant to any Award as it, in its sole discretion, deems necessary or appropriate. Any such other restriction shall be set forth on the certificates evidencing such shares.

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                                   ARTICLE V1

                                 ADMINISTRATION

Section 6.1

Stock Award Committee

     The Stock Award Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board of Directors. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board of Directors. Vacancies in the Committee shall be filled by the Board of Directors.


Section 6.2

Duties and Powers of Committee

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board of Directors shall have no right to exercise any of the rights or duties of the Committee under the Plan.

Section 6.3

Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

Section  6.4

Compensation; Professional  Assistance;  Good Faith  Actions

     Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all issues of Shares under the Plan, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

Section 6.5

Withholding  Taxes

     If the Committee determines that any Award of Shares hereunder is subject to withholding tax, the Committee is authorized to withhold from an Employee's salary or other cash compensation, such amounts as the Committee determines, in its sole discretion, to be necessary to pay the Employee's federal and state income withholding tax. The Committee may elect to withhold from the Shares Awarded hereunder a sufficient number of Shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award of Shares hereunder, and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

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                                  ARTICLE VII

                                OTHER PROVISIONS

Section  7.1

Amendment,   Suspension  or Termination of the Plan

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Board of Directors given before the action by the Committee, no action of the Committee may, except as provided in Section 3.2, increase any limit set forth in Section 3.1 on the maximum number of Shares which may be awarded under the Plan, or materially modify the eligibility requirements of Section 4.1. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the shareholder of such Share, impair any rights or obligations with respect to any Share previously awarded under the Plan. No Shares may be awarded during any period of suspension nor after termination of the Plan, and in no event may any Share be awarded under this Plan after the expiration of two (2) years from the Effective Date of the Plan.

Section 7.2

Effect of Plan Upon Other Compensation or Option Plans

     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of stock or options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, firm or association.

Section 7.3

Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

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Section 7.4

Conformity  to Securities Laws

     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and shares shall be awarded only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Shares awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.5

Employment

     Nothing in the Plan or in the grant of an Award shall confer upon any Employee the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

Section 7.6

Delivery of Plan

     A copy of the Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.


     I HERREBY CERTIFY that the foregoing 1997 Stock Compensation Plan was duly authorized by the Board of Directors of Medical Device Technologies, Inc. on December 19, 1996.

     Executed on this 10th day of January 1997.


/s/ M. Lee Hulsebus
Chief Executive Officer

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